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                                                                    EXHIBIT 21.1

                          WEINGARTEN REALTY INVESTORS
                     LIST OF SUBSIDIARIES OF THE REGISTRANT
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              SUBSIDIARY                STATE OF INCORPORATION
              ----------                ----------------------

WEINGARTEN REALTY MANAGEMENT COMPANY...         TEXAS
WEINGARTEN/NOSTAT, INC.................         TEXAS
WEINGARTEN/LUFKIN, INC.................         TEXAS
WRI/POST OAK, INC......................         TEXAS
WEINGARTEN PROPERTIES TRUST............          N/A
MAIN/O.S.T., LTD.......................          N/A
PHELAN BOULEVARD VENTURE...............          N/A
NORTHWEST HOLLISTER VENTURE............          N/A
WRI/INTERPAK VENTURE...................          N/A
EAST TOWN LAKE CHARLES CO..............          N/A
ALABAMA-SHEPHERD SHOPPING CENTER.......          N/A
SHELDON CENTER, LTD....................          N/A
JACINTO CITY, LTD......................          N/A
WEINGARTEN/FINGER VENTURE..............          N/A
ROSENBERG, LTD.........................          N/A
EASTEX VENTURE.........................          N/A
GJR/WEINGARTEN RIVER POINTE VENTURE....          N/A
GJR/WEINGARTEN LITTLE YORK VENTURE.....          N/A
WRI/PALANS JOINT VENTURE...............          N/A
SOUTH LOOP LONG WAYSIDE COMPANY........          N/A
LISBON ST. SHOPPING TRUST..............          N/A
WRI/CROSBY.............................          N/A
WRI/DICKINSON..........................          N/A
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